May 6, 2022

PRESS RELEASE

Century Casinos, Inc. Announces First Quarter 2022 Results

Colorado Springs, Colorado – May 6, 2022 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months ended March 31, 2022.

First Quarter 2022 Highlights*

•	Net operating revenue was $103.1 million, an increase of 42% from the three months ended March 31, 2021.
•	Earnings from operations was $13.0 million, an increase of 58% from the three months ended March 31, 2021.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $0.2 million, an increase of 115% from the three months ended March 31, 2021.
•	Adjusted EBITDA** was $23.8 million, an increase of 62% from the three months ended March 31, 2021.
•	Basic and diluted earnings per share attributable to Century Casinos, Inc. shareholders were $0.01.
•	Book value per share*** at March 31, 2022 was $4.85.

COVID-19 Update

The COVID-19 pandemic impacted the Company’s results of operations in the first half of 2021 because of closures at the Company’s Canada and Poland properties during this period. The Company’s casinos have varied their operations based on the governmental health and safety requirements in the jurisdictions in which they are located. Currently the Company’s operations have no health and safety requirements for entry and few other COVID-19 related restrictions. The duration and ultimate impact of the COVID-19 pandemic otherwise remains uncertain.

NUGGET CASINO RESORT ACQUISITION AND FINANCING

On April 1, 2022, the Company purchased 50% of the membership interest in Smooth Bourbon, LLC (“PropCo”) for approximately $95.0 million (the “PropCo Acquisition”). Pursuant to a definitive agreement and subject to approval from the Nevada Gaming Commission, the Company will purchase 100% of the membership interests in Nugget Sparks, LLC (“OpCo”) for $100.0 million (subject to certain adjustments) (the “OpCo Acquisition” and together with the PropCo Acquisition, the “Acquisition”). The OpCo Acquisition is expected to occur within one year. OpCo owns and operates the Nugget Casino Resort in Sparks, Nevada and PropCo owns the real property on which the casino is located and leases the real property to OpCo for an annual rent of $15.0 million.

On April 1, 2022, the Company also entered into a Credit Agreement with Goldman Sachs Bank USA (the “Goldman Credit Agreement”). The Goldman Credit Agreement provides for a $350.0 million term loan (the “Term Loan”) and a $30.0 million revolving credit facility (the “Revolving Facility”). The Company drew $350.0 million under the Term Loan and used the proceeds as well as $29.3 million of cash on hand to fund the PropCo Acquisition, to repay approximately $166.2 million outstanding under the Company’s credit agreement with Macquarie (“Macquarie Credit Agreement”), to fund an escrow fund that will be used to purchase OpCo, and for related fees and expenses. The Goldman Credit Agreement replaces the

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

Macquarie Credit Agreement. The Company did not draw on the Revolving Facility on the closing date of the PropCo acquisition.

RESULTS

The consolidated results for the three months ended March 31, 2022 and 2021 are as follows:

	For the three months
Amounts in thousands, except per share data	ended March 31,
Consolidated Results:	2022	2021	% Change
Net Operating Revenue	$103,103	$72,415	42%
Earnings from Operations	13,045	8,248	58%
Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders	$218	$(1,419)	115%

Adjusted EBITDA**	$23,824	$14,744	62%

Earnings (Loss) Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$0.01	$(0.05)	120%
Diluted	$0.01	$(0.05)	120%

“We are very pleased with the results of the first quarter. Revenue grew in each of our three reportable segments with overall growth of 42% compared to the first quarter of 2021. All of our properties are now operating with very few COVID-19 restrictions. We maintained the 23% Adjusted EBITDA margin that we had in the fourth quarter of 2021 and increased that margin by 800 basis points compared to our first quarter 2019 Adjusted EBITDA margin of 15%,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “As we announced in April, we have completed the first portion of our acquisition of the Nugget Casino Resort and are excited to enter the growing Reno/Sparks Nevada market with this transaction. The addition of the Nugget is expected to grow Adjusted EBITDA of our United States segment to approximately 80% of our total Adjusted EBITDA,” Messrs. Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/10

Reportable Segment  Results*

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of March 31, 2022:

Reportable Segment	Operating Segment	Reporting Unit
United States	Colorado	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
	West Virginia	Mountaineer Casino, Racetrack & Resort
	Missouri	Century Casino Cape Girardeau
Century Casino Caruthersville
Canada	Edmonton	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
	Calgary	Century Downs Racetrack and Casino
Century Sports (1)
Century Bets! Inc. (2)
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other
Corporate Other

(1)	The Company operated Century Sports through February 10, 2022.
(2)	The Company operated Century Bets!, Inc. through August 2021.

The Company’s net operating revenue increased by $30.7 million, or 42%, for the three months ended March 31, 2022,  compared to the three months ended March 31, 2021.  Following is a summary of the changes in net operating revenue by reportable segment for the three months ended March 31, 2022,  compared to the three months ended March 31, 2021:

	Net Operating Revenue
	For the three months
	ended March 31,		$	%
Amounts in thousands	2022	2021	Change	Change
United States	$65,248	$64,371	$877	1%
Canada	15,999	2,011	13,988	696%
Poland	21,824	5,910	15,914	269%
Corporate and Other	32	123	(91)	(74%)
Consolidated	$103,103	$72,415	$30,688	42%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/10

The Company’s earnings from operations increased by $4.8 million, or 58%, for the three months ended March 31, 2022,  compared to the three months ended March 31, 2021.  Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months ended March 31, 2022,  compared to the three months ended March 31, 2021:

	Earnings (Loss) from Operations
	For the three months
	ended March 31,		$	%
Amounts in thousands	2022	2021	Change	Change
United States	$15,528	$17,529	$(2,001)	(11%)
Canada	600	(3,820)	4,420	116%
Poland	1,960	(3,360)	5,320	158%
Corporate and Other	(5,043)	(2,101)	(2,942)	(140%)
Consolidated	$13,045	$8,248	$4,797	58%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders increased by $1.6 million, or 115%, for the three months ended March 31, 2022,  compared to the three months ended March 31, 2021.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months ended March 31, 2022,  compared to the three months ended March 31, 2021:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months
	ended March 31,		$	%
Amounts in thousands	2022	2021	Change	Change
United States	$8,521	$10,594	$(2,073)	(20%)
Canada	(703)	(3,512)	2,809	80%
Poland	931	(1,835)	2,766	151%
Corporate and Other	(8,531)	(6,666)	(1,865)	(28%)
Consolidated	$218	$(1,419)	$1,637	115%

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/10

Adjusted EBITDA** increased by $9.1 million, or 62%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months ended March 31, 2022 compared to the three months ended March 31, 2021:

	Adjusted EBITDA**
	For the three months
	ended March 31,		$	%
Amounts in thousands	2022	2021	Change	Change
United States	$20,315	$22,127	$(1,812)	(8%)
Canada	3,994	(2,485)	6,479	261%
Poland	2,644	(2,567)	5,211	203%
Corporate and Other	(3,129)	(2,331)	(798)	(34%)
Consolidated	$23,824	$14,744	$9,080	62%

Balance Sheet and Liquidity

As of March 31, 2022, the Company had $117.2 million in cash and cash equivalents compared to $107.8 million in cash and cash equivalents at December 31, 2021.  As of April 1, 2022, after giving effect to the PropCo Acquisition, the Company had approximately $87.9 million in cash and cash equivalents. Cash and cash equivalents as of April 1, 2022 do not include restricted cash, which includes $100.0 million in escrow to fund the OpCo Acquisition. As of April 1, 2022, after giving effect to the Goldman Credit Agreement and repayment of the Macquarie Credit Agreement, the Company had $372.1 million in outstanding debt compared to $189.2 million in outstanding debt at December 31, 2021. The outstanding debt as of April 1, 2022 included $350.0 million related to the Term Loan under the Goldman Credit Agreement (of which $100.0 million is in escrow to fund the OpCo Acquisition),  $0.2 million of bank debt related to Casinos Poland, $6.4 million of bank debt related to Century Resorts Management GmbH (“CRM”), and $15.6 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”). The Company also has a $282.2 million long-term financing obligation under its triple net master lease (“Master Lease”).

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2022 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation of the first quarter results on its website at www.cnty.com/investor/presentations/.

The Company will host its first quarter 2022 earnings conference call today, Friday,  May 6, at 10:00 am EDT / 8:00 am MDT. U.S. domestic participants should dial 800-954-0695. For all international participants, please use 212-231-2939 to dial-in. Participants may listen to the call live at cc.callinfo.com/r/1b1mmo9yt0bla&eom or obtain a recording of the call on the Company’s website until May 31, 2022 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

5/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings (Loss)

	For the three months
	ended March 31,
Amounts in thousands, except for per share information	2022	2021
Operating revenue:
Net operating revenue	$103,103	$72,415
Operating costs and expenses:
Total operating costs and expenses	90,058	64,167
Earnings from operations	13,045	8,248
Non-operating (expense) income, net	(8,901)	(10,052)
Earnings (loss) before income taxes	4,144	(1,804)
Income tax provision	(1,435)	(99)
Net earnings (loss)	2,709	(1,903)
Net (earnings) loss attributable to non-controlling interests	(2,491)	484
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$218	$(1,419)

Earnings (loss) per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.01	$(0.05)
Diluted	$0.01	$(0.05)

Weighted average common shares
Basic	29,661	29,576
Diluted	31,335	29,576

Condensed Consolidated Balance Sheets
	March 31,	December 31,
Amounts in thousands	2022	2021
Assets
Current assets	$139,052	$140,680
Property and equipment, net	474,671	472,302
Other assets	90,631	90,376
Total assets	$704,354	$703,358

Liabilities and Equity
Current liabilities	$58,895	$60,433
Non-current liabilities	492,671	492,568
Century Casinos, Inc. shareholders' equity	143,562	141,624
Non-controlling interests	9,226	8,733
Total liabilities and equity	$704,354	$703,358

6/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDA Margins **

	For the three months
	ended March 31,
	2022	2021
United States	31%	34%
Canada	25%	(124%)
Poland	12%	(43%)
Corporate and Other	(9778%)	(1895%)
Consolidated	23%	20%

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended March 31, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$8,521	$(703)	$931	$(8,531)	$218
Interest expense (income), net (1)	7,007	567	(13)	3,233	10,794
Income taxes	—	622	558	255	1,435
Depreciation and amortization	4,768	1,225	681	121	6,795
Net earnings attributable to non-controlling interests	—	2,025	466	—	2,491
Non-cash stock-based compensation	—	—	—	673	673
Loss (gain) on foreign currency transactions, cost recovery income and other (2)	—	243	18	(12)	249
Loss on disposition of fixed assets	19	15	3	—	37
Acquisition costs	—	—	—	1,132	1,132
Adjusted EBITDA	$20,315	$3,994	$2,644	$(3,129)	$23,824

(1)

Expense of $7.0 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.6 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $4.3 million and $0.4 million, respectively, for the period presented.

(2)	Loss of $2.2 million related to the sale of land and building in Calgary is included in the Canada segment.

7/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended March 31, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$10,594	$(3,512)	$(1,835)	$(6,666)	$(1,419)
Interest expense (income), net (1)	6,935	307	4	3,276	10,522
Income taxes (benefit)	—	(409)	(606)	1,114	99
Depreciation and amortization	4,525	1,222	793	103	6,643
Net earnings (loss) attributable to non-controlling interests	—	432	(916)	—	(484)
Non-cash stock-based compensation	—	—	—	259	259
Gain on foreign currency transactions and cost recovery income	—	(557)	(7)	(417)	(981)
Loss on disposition of fixed assets	73	32	—	—	105
Adjusted EBITDA	$22,127	$(2,485)	$(2,567)	$(2,331)	$14,744

(1)

Expense of $6.9 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.4 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were  $4.2 million and $0.3 million, respectively, for the period presented.

8/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

*    The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Master Lease and CDR land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Non-cash stock-based compensation expense is presented under Corporate and Other as the expense is not allocated to reportable segments when reviewed by the Company’s chief operating decision makers. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-US GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; and the Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. Through its Austrian subsidiary, CRM, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. Through its United States subsidiary, Century Nevada Acquisition, Inc., the Company owns a 50% membership interest in PropCo, which owns the land and building of OpCo in Sparks, Nevada. The Company has an agreement to purchase 100% of the membership interests related to the operations of OpCo. The Company also has an agreement to operate one ship-based casino. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

9/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, including statements about operating margins and Adjusted EBITDA, the impact of the current coronavirus (COVID-19) pandemic, estimates of the financial impact of COVID-19, the adequacy of cash flows from operations and available cash to meet our future liquidity needs, particularly if we cannot operate our casinos due to COVID-19 or their operations are restricted, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, our Goldman Credit Agreement and obligations under our Master Lease and our ability to repay our debt and other obligations, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, certain plans, expectations, goals, projections, and statements about the benefits of the transaction, as well as our plans, objectives, expectations, intentions, and other statements relating to cash flow, operating results and debt repayment; the possibility that the OpCo Acquisition does not close when expected or at all because regulatory or other conditions to closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Acquisition; the possibility that the anticipated benefits of the Acquisition are not realized when expected or at all and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

10/10